SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 24, 2004

Argonaut Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-14950	95-4057601
(Commission File Number)	(I.R.S. Employer Identification No.)

10101 Reunion Place, Suite 500, San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 321–8400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On May 24, 2004, Argonaut Group, Inc. filed the attached Certificate of Amendment of Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware. A copy of the Certificate is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Document Description
99.1	Certificate of Amendment of Certificate of Incorporation of Argonaut Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGONAUT GROUP, INC.

Dated: May 24, 2004	By:	/s/ Byron L. LeFlore, Jr.
Byron L. LeFlore, Jr.
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Certificate of Amendment of Certificate of Incorporation of Argonaut Group, Inc.